                                                               EXHIBIT 10.17.3




                               THIRD AMENDMENT TO
                        SENIOR SECURED CREDIT AGREEMENT,
                          THIRD AMENDMENT TO GUARANTY
                                      AND
                             AMENDMENT TO WARRANTS


         THIS THIRD AMENDMENT TO SENIOR SECURED CREDIT AGREEMENT, THIRD AMENDMENT TO GUARANTY AND AMENDMENT TO WARRANTS(this "AMENDMENT") is made and entered into as of December 31, 1995, by and among AURORA ELECTRONICS GROUP, INC., a California corporation ("BORROWER"), AURORA ELECTRONICS, INC., a Delaware corporation ("PARENT"), and BANQUE PARIBAS ("AGENT") in its capacity as Agent on behalf of itself, BANQUE INDOSUEZ, INDOSUEZ CAPITAL FUNDING II, LIMITED, UNION BANK and each other lender which may hereafter execute and deliver an instrument of assignment pursuant to Section 11.10 of the Senior Secured Credit Agreement (any one individually, a "LENDER" and collectively, "LENDERS").

                                    RECITALS

         A. Borrower, Lenders and Agent have entered into that certain Senior Secured Credit Agreement dated as of May 12, 1994 as amended by that First Amendment to Senior Secured Credit Agreement and First Amendment to Guaranty (the "FIRST AMENDMENT") dated as of December 27, 1994, and that Second Amendment to Senior Secured Credit Agreement, Second Amendment to Guaranty and First Amendment to Warrants (the "SECOND AMENDMENT") dated as of March 31, 1995 (as such may be further amended, modified, supplemented or restated, the "CREDIT AGREEMENT"), pursuant to which Lenders made certain credit facilities available to Borrower. In consideration for and an inducement for the extension of such credit facilities, Parent guaranteed the obligations of Borrower and undertook separate obligations pursuant to the terms of that Guaranty Agreement of Parent made as of May 12, 1994 in favor of Agent and Lenders, as amended by the First Amendment and Second Amendment (as such may be further amended, modified, supplemented or restated, the "PARENT GUARANTY").

         B. Borrower has failed to comply with certain terms, conditions and covenants set forth in the Credit Agreement and currently remains in default thereunder.

         C. Borrower and Parent have requested waivers and modifications of certain of the terms, conditions and covenants set forth in the Credit Agreement and the Parent Guaranty.

         D. Lenders and Agent are willing to accommodate Borrower's and Parent's requests but only on the terms and subject to the conditions specified herein.

                                        1.

                                   AGREEMENT

         NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants herein set forth, and intending to be legally bound, the parties hereto agree as follows:

         1. DEFINITIONS. Unless otherwise defined herein, all terms defined in the Credit Agreement have the same meaning when used herein. The following definitions shall have the following meanings:

                 "ASSET SALE" shall have the meaning set forth in the Credit Agreement, except that clause (w) of the proviso thereof shall be deleted therefrom.

         "CONSOLIDATED NET INCOME FOR PROFITABILITY" means, on a consolidated basis, as measured quarterly as of the last day of each fiscal quarter of Borrower, determined for the preceding four (4) fiscal quarters, including the quarter in which such measurement date occurs, or if such measurement date occurs prior to June 30, 1996, for the shorter period from July 1, 1995 to such measurement date, the average quarterly net income (or loss), excluding extraordinary gains but including extraordinary losses, of Parent and its Subsidiaries or Borrower and its Subsidiaries, as appropriate, for such period taken as a single accounting period, as determined and computed in accordance with GAAP; provided, however, that there shall be excluded from the determination of Consolidated Net Income for Profitability the income (or loss) of any Person accrued prior to the date it becomes a Subsidiary of Borrower or is merged into or consolidated with Borrower or any of its Subsidiaries or that Person's assets are acquired by Borrower or any of its Subsidiaries.

                 "FACILITY-A RESERVE" means zero dollars ($0.00).

                 "FIRST SCHEDULED RECAPITALIZATION DATE" means March 31, 1996.

                 "INITIAL PARIBAS WARRANT" means that Warrant dated
May 12, 1994 in favor of Banque Paribas issued in connection with the Closing.

                 "INITIAL INDOSUEZ WARRANT" means that Warrant dated
May 12, 1994 in favor of Banque Indosuez issued in connection with the Closing.

                 "LENDERS' CONSULTANTS" means such consultants as Agent shall retain in connection with the review of Borrower's, Parent's and Borrower's Subsidiaries' business, condition (financial or otherwise), operations and prospects.

                 "MATERIAL ADVERSE EFFECT" means any set of circumstances or events which (a) has or could reasonably be expected to have any material adverse effect upon the validity or enforceability of any material provision of any Loan Document, (b) is or could reasonably be expected to be material and adverse to the business, condition (financial or otherwise) or operations of Parent or Borrower, (c) materially impairs or could reasonably be expected to





                                       2.

materially impair the ability of Parent or Borrower to perform its Obligations,
(d) materially impairs or could reasonably be expected to materially impair the ability of Agent or any Lender to enforce any of its legal remedies pursuant to the Loan Documents, or (e) materially impairs or could reasonably be expect to materially impair the priority or value of Lenders' security interests in the Collateral.

                 "RATE SPREAD" means (a) with respect to Facility-A Base
Rate Loans, one percent (1.00%) per annum and Facility-A LIBOR Loans, two and one-half of one percent (2.50%) per annum, and (b) with respect to Facility-B Base Rate Loans, one and one-half percent (1.50%) per annum and Facility-B LIBOR Loans, three percent (3.00%) per annum; except that if the Recapitalization shall not have occurred by the Second
Scheduled Recapitalization Date, then from and after the Second Scheduled Recapitalization Date, the applicable interest rate in each case (a) and
(b) above shall be automatically increased by an additional two percent (2.00%) per annum.

                 "RECAPITALIZATION" means the recapitalization of Parent and Borrower described in that Private Placement Memorandum for the issuance of $35,000,000 in Senior Subordinated Notes Due 2000 with Warrants to Purchase Common Stock in the form presented to Agent and Lenders prior to the date hereof with such modifications thereto as Parent and Borrower shall determine to be reasonably necessary or such other alternative recapitalization transaction [in form and substance reasonably satisfactory to Lenders] involving the issuance and sale for cash of not less than $35,000,000 of debt and equity securities, provided, however, that any such recapitalization shall in all events (i) prepay in full Facility-B and provide for the redemption of the 9 1/4% Subordinated Debt immediately upon consummation of the recapitalization, (ii) provide at least $5,000,000 in additional liquidity to Borrower, and (iii) not require Agent or Lenders to release, or consent to release any of the Collateral or to permit a junior lien thereon.

                 "REGISTRATION RIGHTS AGREEMENT" means that certain Paribas/Indosuez Registration Rights Agreement dated as of May 12, 1994 by and between Parent, Banque Paribas and Banque Indosuez as amended by those letter agreements dated December 30, 1994, between the parties to such agreement.

                 "SECOND PARIBAS WARRANT" means that Warrant dated December 30, 1994 in favor of Banque Paribas issued in connection with the closing of the First Amendment.

                 "SECOND INDOSUEZ WARRANT" means that Warrant dated December 30, 1994 in favor of Banque Indosuez issued in connection with the closing of the First Amendment.

                 "SECOND SCHEDULED RECAPITALIZATION DATE" means June 30, 1996.

                 "THIRD AMENDMENT" means that Third Amendment to Senior Secured Credit Agreement, Third Amendment to Guaranty and Amendment to Warrants made and entered into as of December 31, 1995, by and among Borrower, Parent, Banque Paribas, Banque Indosuez,





                                       3.

Union Bank, each other lender which may become a Lender under the Agreement, and Banque Paribas in its capacity as Agent on behalf of Lenders.

                 "THIRD AMENDMENT CLOSING DATE" shall have the meaning set forth in the Third Amendment.

                 "THIRD AMENDMENT DISCLOSURE LETTER" means that Disclosure Letter in form an substance acceptable to Agent and Requisite Lenders in their sole and absolute discretion and accepted in connection with the closing of the Third Amendment.

                 "THIRD AMENDMENT EFFECTIVE DATE" shall have the meaning set forth in the Third Amendment.

                 "THIRD AMENDMENT SIDE LETTER" means that side letter by Borrower and Parent in favor of Agent and Lenders dated the Third Amendment Closing Date whereby certain fees are paid to Agent and Lenders in certain circumstances.

         2.      AMENDMENTS TO CREDIT AGREEMENT.

                 a. LIMITATION OF PREPAYMENT FEE. The proviso of Section 2.2.1(b) is deleted. An additional sentence is added to the end of such
Section 2.2.1(b) as follows:

         "The amount required to be paid pursuant to this Section shall not exceed $150,000 in the aggregate."

                 b. EXCESS CASH FLOW PREPAYMENTS. Section 2.2.2(a) of the Credit Agreement is deleted in its entirety and replaced with the following:

         "(A)    EXCESS CASH FLOW PREPAYMENTS.  Notwithstanding anything
         to the contrary set forth in this Agreement, in addition to the scheduled repayments of principal set forth in Section 2.1.2(c) and 2.1.3(c) and the mandatory prepayments of principal set forth in Section 2.2.2(b) and (c), Borrower shall prepay principal amounts outstanding under Facility-B on or before December 30 of each year, commencing December 30, 1994, in an amount equal to 100% of the greater of either (i) Borrower's Excess Cash Flow, or (ii) Parent's Excess Cash Flow, in each case on a consolidated basis for the fiscal year of Borrower most recently ended, determined upon the basis of Parent's and Borrower's audited year-end consolidated financial statements furnished to Agent in accordance with Section 5.1(b). Any voluntary prepayments made by Borrower under Section 2.2.1 during any fiscal year of principal outstanding under Facility-B will be credited against Borrower's obligation to make Excess Cash Flow prepayments, if any, at the end of such fiscal year."





                                       4.

                 c. AMENDMENT OF DISCLOSURE LETTER. The Third Amendment Disclosure Letter is substituted for the Disclosure Letter.

                 d. CAPITAL RESTRUCTURING. Borrower and Parent are currently in the process of affecting the Recapitalization and anticipate the Recapitalization will be accomplished by the First Scheduled Recapitalization Date. In the event, however, the Recapitalization shall not have for any reason occurred prior to the First Scheduled Recapitalization Date, Borrower and Parent have assured Agent and Lenders that the period beginning on the date hereof through the Second Scheduled Recapitalization Date provides ample time to complete the Recapitalization. In connection therewith, Section 5.18 of the Credit Agreement is added as follows:

                 "5.18 RECAPITALIZATION. Borrower shall cause the Recapitalization to occur prior to the Second Scheduled
         Recapitalization Date."

                 e. DOMINION ACCOUNT. Section 5.19 of the Credit Agreement is added as follows:

                 "5.19 DOMINION OF FUNDS. Borrower agrees to collect and enforce payment of all Accounts until Agent directs Borrower to the contrary and, from and after such direction, Borrower agrees to fully and promptly cooperate with and assist Agent or any other person as Agent may designate (the "DOMINION BANK") in the collection and enforcement of all Accounts. Immediately upon notice to such effect by Agent to Borrower and at all times thereafter, Borrower shall
         (a) indorse to the Dominion Bank and forthwith deliver to the Dominion Bank all payments received by Borrower on Accounts or from the sale of any Inventory or arising from any other rights or interests of Borrower therein, in the form received by Borrower without commingling with any funds belonging to Borrower, and (b) forthwith deliver to the Dominion Bank all property in Borrower's possession or hereafter coming into Borrower's possession through any enforcement of any such rights or interests. All payments so received by the Dominion Bank shall be applied in payment of any Obligations then due and owing, first to interest, then to principal (in inverse order of their maturities if principal amounts are due in installments) and the surplus, if any, shall be available to Borrower.

                 f. INVESTMENTS AND ACQUISITIONS. Section 6.2(a) is deleted in its entirety and is replaced as follows:

         "(A)    Investments in Borrower and Investments in Subsidiaries
existing on the Third Amendment Closing Date."

The figure in Section 6.2(c) is reduced to $50,000. Section 6.2(e) is hereby deleted. The figure in Section 6.2(f) is reduced to $25,000.





                                       5.

                 g. LIMITATIONS ON INDEBTEDNESS; CONTINGENT OBLIGATIONS. The figure in Section 6.3(g) is reduced to $25,000.

                 h. EXECUTIVE COMPENSATION. Section 6.4(b) is deleted in its entirety and replaced with the following:

         "(b)    Except for the provision of equity incentives described on
         Schedule 6.4(b), Borrower shall not, and shall not permit Parent or any of Borrower's Subsidiaries to, in any fiscal year pay bonus or other incentive compensation to its officers which in the aggregate over any fiscal year exceeds five percent (5%) of the sum of (i) Borrower's EBITDA and (ii) Borrower's accrued incentive compensation for such officers, each for the preceding fiscal year. For purposes of the preceding sentence Borrower's EBITDA shall have the meaning set forth in the clause (a) of the definition of Senior Interest Coverage Ratio herein."

                 i. DIVIDENDS. Borrower, Parent and Lenders anticipate that the Restructuring will provide funds for refinancing the 9 1/4% Subordinated Debt, the payment of all interest falling due under all Subordinated Debt, and all corporate overhead. Consequently, Borrower, Parent and Lenders agree that, as of the Second Scheduled Recapitalization Date, subsections (c) and (d) of Section 6.5 are deleted. Subsection (e) of Section
6.5 is hereby deleted in its entirety and replaced with the following:

         "(e) For so long as no Event of Default shall exist, Borrower may pay dividends to Parent at any time prior to June 30, 1996, not to exceed $150,000 in the aggregate amount, in respect of the McGurk helmet liability litigation involving Parent, but only to the extent otherwise permitted under Section 6.17."

                 j. CAPITAL EXPENDITURES. Section 6.6 is hereby deleted in its entirety and replaced with the following:

         "6.6    CAPITAL EXPENDITURES.  Borrower shall not, and shall not
         permit Parent or any of Borrower's Subsidiaries to, make or incur, Capital Expenditures during the fiscal years set forth below in excess of $1,000,000 in any fiscal year. The unused portion of the permitted Capital Expenditures for the previous fiscal year may not be carried forward to increase the amount of permitted Capital Expenditures in any other fiscal year"

                 k. CAPITAL LEASES. The figure in Section 6.7 is reduced to $250,000.

                 l.       TRANSACTIONS WITH AFFILIATES.  Subsection (e) of
Section 6.9 is deleted in its entirety and is replaced with the following:

         "(e) In the ordinary course of and pursuant to the reasonable requirements of Parent's, Borrower's or Borrower's Subsidiaries' businesses, provided that any





                                       6.

         such agreement or transaction shall be approved by Requisite Lenders in their sole and absolute discretion."

                 m.       NO PAYMENT OR MODIFICATION OF SUBORDINATED DEBT.
Section 6.13 is deleted in its entirety and replaced with the following:

         "6.13   NO PAYMENT OR MODIFICATION OF SUBORDINATED DEBT.  Borrower
         shall not, and shall not permit Parent or any of Borrower's Subsidiaries to, without the prior written consent of Requisite Lenders, such consent to be given in Requisite Lenders' sole and absolute discretion, (a) make any mandatory, voluntary or optional payment or prepayment on or redemption or acquisition for value of (including, without limitation, by way of depositing with the trustee with respect thereto money or securities before due for the purpose of paying when due) any Subordinated Debt whether at the maturity thereof or otherwise, except for regularly scheduled interest payments on Subordinated Debt through the Second Scheduled Recapitalization Date and except a prepayment of the 7% Subordinated Debt from the proceeds of new equity or new subordinated debt as contemplated in Section 5.12(c), (b) make any payment in respect of the Subordinated Debt after the occurrence and during the continuance of an Event of Default or Potential Event of Default or make any such payment which would result in an Event of Default or Potential Event of Default, or
         (c) modify or amend, or agree to any modification or amendment of, the terms of any agreement or instrument evidencing Subordinated Debt except (i) as expressly contemplated in Section 5.12(a) and (ii) that at any time prior to the occurrence of an Event of Default which shall not have been waived or cured, Parent may reduce the conversion Price of the 7% Subordinated Debt."


                 n. PAYMENT OF SETTLEMENTS. Section 6.17 is deleted in its entirety and replaced with the following:

         "6.17 PAYMENT OF SETTLEMENTS. Borrower shall not after the date of the Third Amendment Closing Date, directly or indirectly, make payments in respect of claims, actions, suits, proceedings or investigations involving Parent, Borrower or any of Borrower's Subsidiaries in aggregate cumulative amount (including any amounts paid by Parent or any of Borrower's Subsidiaries) in excess of
         (i) $150,000 in the case of the McGurk helmet liability litigation or (ii) $25,000 with respect to any other claim, action, suit, proceeding or investigation, except in each case with the written approval of Requisite Lenders, which approval may be given or withheld in their sole and absolute discretion."





                                       7.

                 o. AMENDMENT FINANCIAL COVENANTS AND DEFINITIONS RELATING THERETO.

                        i. The definitions of "Debt Service Coverage Ratio," "Total Interest Coverage Ratio," "Senior Interest Coverage Ratio," and "Consolidated Leverage Ratio" are each amended to delete the phrase "or if such measurement date occurs prior to September 30, 1995, for the period from October 1, 1994" and replace such phrase with the following phrase:

"of if such measurement date occurs prior to June 30, 1996, for the period from July 1, 1995"

                      ii. Section 7.1 of the Credit Agreement is deleted in its entirety and replaced with the following:

         "7.1 MINIMUM CURRENT RATIO. Maintain at the Closing Date and thereafter a Current Ratio of not less than the following:

        Closing Date through 9/29/95                                      1.00:1
        9/30/95 through 3/30/96                                           1.00:1
        3/31/96 through 6/29/96                                           1.00:1
        6/30/96 through 9/29/96                                           1.00:1
        9/30/96 through 12/30/96                                          1.00:1
        12/31/96 and thereafter                                           1.50:1

                      iii. Section 7.2 of the Credit Agreement is deleted in its entirety and replaced with the following:

         "7.2 MINIMUM DEBT SERVICE COVERAGE RATIO. Maintain a Debt Service Coverage Ratio of not less than the following:

        Closing Date through 9/29/95                                      1.00:1
        9/30/95 through 3/30/96                                           1.00:1
        3/31/96 through 6/29/96                                           1.00:1
        6/30/96 through 9/29/96                                           1.10:1
        9/30/96 through 12/30/96                                          1.15:1
        12/31/96 and thereafter                                           2.00:1

                      iv. Section 7.3 of the Credit Agreement is deleted in its entirety and replaced with the following:





                                       8.

         "7.3 MINIMUM TOTAL INTEREST COVERAGE RATIO. Maintain a Total Interest Coverage Ratio of not less than the following:

        Closing Date through 9/29/95                                      1:50:1
        9/30/95 through 3/30/96                                           1.50:1
        3/31/96 through 6/29/96                                           1.70:1
        6/30/96 through 9/29/96                                           1.90:1
        9/30/96 through 12/30/96                                          2.20:1
        12/31/96 and thereafter                                           3.00:1

                        v. Section 7.4 of the Credit Agreement is deleted in its entirety and replaced with the following:

         "7.4 MINIMUM SENIOR INTEREST COVERAGE RATIO. Maintain a Senior Interest Coverage Ratio of not less than the following:

        Closing Date through 9/29/95                                      2.50:1
        9/30/95 through 3/30/96                                           2.70:1
        3/31/96 through 6/29/96                                           2.90:1
        6/30/96 through 9/29/96                                           3.10:1
        9/30/96 through 12/30/96                                          3.30:1
        12/31/96 and thereafter                                           5.00:1

                      vi. Section 7.5 of the Credit Agreement is deleted in its entirety and replaced with the following:

         "7.5 MAXIMUM CONSOLIDATED LEVERAGE RATIO. Maintain a Consolidated Leverage Ratio not greater than the following:

        Closing Date through 9/29/95                                      3.00:1
        9/30/95 through 3/30/96                                           3.00:1
        3/31/96 through 6/29/96                                           2.90 1
        6/30/96 through 9/29/96                                           2.75:1
        9/30/96 through 12/30/96                                          2.50:1
        12/31/96 and thereafter                                           1.00:1

                      vii. Section 7.6 of the Credit Agreement is deleted in its entirety and replaced with the following:

         "7.6 DOMESTIC/FOREIGN ASSETS RATIO. Maintain a ratio of Domestic Assets to Foreign Assets not less than 10:1.0.

                    viii. Section 7.7 of the Credit Agreement is deleted in its entirety and replaced with the following:





                                       9.

         "7.7 NET PROFITABILITY COVENANT. Maintain a Consolidated Net Income For Profitability of at least the following:

        QUARTERS ENDING                                                    LEVEL

        9/30/95                                                         $125,000
        12/31/95                                                         150,000
        3/31/96                                                          250,000
        6/30/96                                                          350,000
        9/30/96                                                          500,000
        12/31/96 and thereafter                                          750,000

                 p. LOCKBOX ACCOUNT. Section 8.7 of the Credit Agreement is added as follows:

         "8.7 ACCOUNTS COLLECTION. Upon the occurrence of an Event of Default, Borrower shall enter into a lockbox agreement with such Lender (the "DEPOSITORY LENDER") as Requisite Lenders shall specify and in form and substance satisfactory to Requisite Lenders, pursuant to which all funds received by Borrower from any account debtors shall immediately be deposited into a deposit account established at Depository Lender pursuant to such agreement for such purpose (the "LOCKBOX ACCOUNT"). Upon the occurrence of an Event of Default, Borrower shall direct all account debtors to mail or deliver all checks or other forms of payment for amounts owing to Borrower in the ordinary course of Borrower's business to the Lockbox Account. In addition, Borrower shall hold in trust for Agent and Lenders as Collateral for Bank all amounts that Borrower receives despite the directions to make payment to the Lockbox Account, and immediately deliver such payments to Depository Lender in their original form as received from the accounts debtor, with proper endorsements for deposit into the Lockbox Account."

                 q. AMENDMENT TO COMPLIANCE CERTIFICATE. The form of Compliance Certificate attached as Exhibit F to the Credit Agreement is replaced with a new form of Compliance Certificate attached hereto as Annex A.

                 r. REPRICING OF FACILITIES. The parties have agreed to reprice the Facilities as follows:

                        i. Borrower and Parent will perform all obligations arising in accordance with the Third Amendment Side Letter.

                      ii. The interest rate applicable to the Facilities will automatically adjust based on the passage of time, whether or not there shall exist an Event of Default, as specified in the definition of "Rate Spread" as modified by this Amendment.





                                      10.

                      iii. In addition to the amendment fees specified in Section 8.c. of this Amendment, (A) on the earlier of the Recapitalization and the First Scheduled Recapitalization Date, Borrower and Parent shall pay to Agent for the benefit of Lenders a deferred amendment fee of $100,000, and
(B) unless the Recapitalization shall have occurred prior to the First Scheduled Recapitalization Date, on the earlier of the Recapitalization and the Second Scheduled Recapitalization Date, Borrower and Parent shall pay to Agent for the benefit of Lenders an additional deferred amendment fee of $150,000, (all such amounts in clause (A) and clause (B) above being referred to as the "DEFERRED AMENDMENT FEE"), such fee to be for the account of each Lender accordance with its Pro Rata Share. The obligation of Borrower and Parent to pay the Deferred Amendment Fee shall be joint and several.

                 s. NO CURE PERIOD FOR ADDITIONAL COVENANTS. Subsection 8.1(d) of the Credit Agreement is hereby amended to add to the sections referenced therein, reference to Sections 5.18 and 5.19 of the Credit Agreement.

         3.      AMENDMENTS TO PARENT GUARANTY.

                 a. RECAPITALIZATION. In connection with the Recapitalization, Section 6.14 is added to the Parent Guaranty as follows:

         "6.14 RECAPITALIZATION. Parent shall cause the Recapitalization to occur prior to the Second Scheduled Recapitalization Date."

                 b. INVESTMENTS AND ACQUISITIONS. Section 7.2(a) is deleted in its entirety and is replaced as follows:

         "(a)    Investments in Borrower and Investments in Subsidiaries
existing on the Third Amendment Closing Date."

The figure in Section 7.2(c) is reduced to $50,000. Section 7.2(e) is hereby deleted. The figure in Section 7.2(f) is reduced to $25,000.

                 c. EXECUTIVE COMPENSATION. Section 7.4(b) is deleted in its entirety and replaced with the following:

         "(b)    Except for the provision of equity incentives described on
         Schedule 6.4(b) of the Senior Secured Credit Agreement, Guarantor shall not, and shall not permit Borrower or any of Borrower's Subsidiaries to, in any fiscal year pay bonus or other incentive compensation to its officers which in the aggregate over any fiscal year exceeds five percent (5%) of the sum of (i) Borrower's EBITDA and (ii) Borrower's accrued incentive compensation for such officers, each for the preceding fiscal year. For purposes of the preceding sentence Borrower's EBITDA shall have the meaning set forth in the clause (a) of the definition of Senior Interest Coverage Ratio herein."





                                      11.

                 d. CAPITAL EXPENDITURES. Section 7.5 is hereby deleted in its entirety and replaced with the following:

         "7.5    CAPITAL EXPENDITURES.  Borrower shall not, and shall not
         permit Parent or any of Borrower's Subsidiaries to, make or incur, Capital Expenditures during the fiscal years set forth below in excess of $1,000,000 in any fiscal year. The unused portion of the permitted Capital Expenditures for the previous fiscal year may not be carried forward to increase the amount of permitted Capital Expenditures in any other fiscal year."

                 e. CAPITAL LEASES. The figure in Section 7.6 is reduced to $250,000.

                 f.       TRANSACTIONS WITH AFFILIATES.  Subsection (e) of
Section 7.8 is deleted in its entirety and is replaced with the following:

         "(e) In the ordinary course of and pursuant to the reasonable requirements of Guarantor's, Borrower's or Borrower's Subsidiaries' businesses, provided that any such agreement or transaction shall be approved by Requisite Lenders in their sole and absolute discretion."

                 g. PAYMENT OF SETTLEMENTS. Section 7.16 is deleted in its entirety and replaced with the following:

         "7.16   PAYMENT OF SETTLEMENTS.  Guarantor shall not after the date of the Third Amendment Closing Date, directly or indirectly, make payments in respect of claims, actions, suits, proceedings or investigations involving Guarantor, Borrower or any of Borrower's Subsidiaries in aggregate amount (including any amounts paid by Borrower or any of Borrower's Subsidiaries) exceeding (i) $150,000 in the case of the McGurk helmet liability litigation or (ii) $25,000 with respect to any other claim, action, suit, proceeding or investigation, except in each case with the written approval of Requisite Lenders, which approval may be given or withheld in their sole and absolute discretion."

                 h. NO CURE PERIOD FOR ADDITIONAL COVENANTS. Subsection 9.1(c) of the Guaranty is hereby amended to add to the sections referenced therein, reference to Sections 6.13 and 6.14 of the Parent Guaranty. No reference is made to Section 6.13 in Section 9.1(d) of the Guaranty.

         4. AMENDMENTS RELATING TO WARRANTS. The following amendments are made as of the Third Amendment Closing Date:

                 a. REDUCTION OF EXERCISE PRICE OF WARRANTS. The Initial Paribas Warrant, the Initial Indosuez Warrant, the Second Paribas Warrant and the Second Indosuez Warrant are each amended such that the definition of Stock Purchase Price is $2.18125, the average closing





                                      12.

price of Parent's Common Stock over the ten trading days preceding and including the Third Amendment Closing Date, which price shall remain subject to reduction due to certain issuances of Additional Shares of Common Stock (as defined therein) and otherwise on the terms set forth therein.

                 b. CANCELLATION OF LENDER WARRANTS. The Warrants are cancelled. Each Lender shall return to Parent the originally executed Warrant issued in its favor on the Closing Date within a reasonable period following the Third Amendment Closing Date. Each Lender hereby acknowledges that at no time did the conditions permitting exercise of the Warrants occur and no Lender claims any rights in connection therewith.

         5. LIMITED WAIVER; FULL FORCE AND EFFECT. Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of Borrower and Parent set forth herein and in the Loan Documents, Agent and Lenders hereby waive compliance with the financial covenants set forth in Section 7 of the Credit Agreement for any period ending prior to the date hereof, and the Events of Default under the Credit Agreement and the Parent Guaranty occurring as a result of Borrower's violations to the extent, but only to the extent, that Borrower was in violation of such financial covenants during any period ending September 30, 1995 or earlier. The amendments and waivers set forth in this Amendment shall be limited precisely as written and shall not be deemed (a) to be an amendment or waiver of any other term or condition of the Credit Agreement or the Parent Guaranty, to prejudice any right or remedy which Agent or Lenders may now have or may have in the future under or in connection with the Credit Agreement or the Parent Guaranty or (b) to be a consent to any future amendment or waiver. Except as expressly amended hereby, the Credit Agreement and Parent Guaranty shall continue in full force and effect.

         6. BORROWER'S AND PARENT'S REPRESENTATIONS AND WARRANTIES. In order to induce Agent and Lenders to enter into this Amendment and to amend the Credit Agreement, Borrower and Guarantor each represent and warrant to each Lender and Agent as follows. Each such representation and warranty shall be deemed to survive until the full, complete and indefeasible payment and performance of the Obligations and shall apply anew to each borrowing and each issuance of a Letter of Credit.

                 a. CORPORATE POWER AND AUTHORITY. Borrower and Parent have all requisite corporate power and authority to enter into this Amendment and to carry out the transactions contemplated by, and perform their respective obligations under the Credit Agreement and the Parent Guaranty, the Initial Paribas Warrant, the Second Paribas Warrant, the Initial Indosuez Warrant, and the Second Indosuez Warrant, each as amended by this Amendment (the "AMENDED AGREEMENTS"). The Certificate of Incorporation of Parent and the Articles of Incorporation of Borrower and Bylaws of each of Borrower and Parent have not been amended since May 29, 1995.





                                      13.

                 b. AUTHORIZATION OF AGREEMENTS. The execution and delivery of this Amendment and the performance of the Amended Agreements have been duly authorized by all necessary corporate action on the part of the Borrower and Parent, as applicable.

                 c. NO CONFLICT. The execution and delivery by the Borrower and Parent of this Amendment and the performance by the Borrower and Parent of the Amended Agreements do not and will not contravene (i) any law or regulation binding on or affecting Borrower, Parent or any of their respective Subsidiaries, (ii) the Certificate of Incorporation of Parent or Articles of Incorporation of Borrower or Bylaws of any of either of them, (iii) any order, judgment or decree of any court of other agency of government binding on either of Borrower, Parent, or any of their respective Subsidiaries or (iv) any contractual restriction binding on or affecting Borrower, Parent or any of their respective Subsidiaries.

                 d. GOVERNMENTAL CONSENTS. The execution and delivery by Borrower and Parent of this Amendment and the performance by Borrower and Parent of the Amended Agreements, as applicable, do not and will not require any authorization or approval of, or other action by, or notice to or filing with any governmental authority or regulatory body.

                 e. BINDING OBLIGATION. This Amendment and the Amended Agreements have been duly executed and delivered by Borrower and Parent and are the binding obligations of Borrower and Parent, enforceable against them in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors' rights generally.

                 f. ABSENCE OF DEFAULT AND MODIFICATION OF AGREEMENTS WITH OTHER CREDITORS. No event has occurred and is continuing or will result from the consummation of the transactions contemplated by this Amendment that would constitute an Event of Default as defined in either the Credit Agreement or the Parent Guaranty. Neither Borrower nor Parent has modified any agreement with any creditor of Borrower or Parent, other than (i) by this Amendment and
(ii) modifications of agreements with trade creditors, made in the ordinary course of business.

                 g. RESTATEMENT OF REPRESENTATIONS AND WARRANTIES IN AMENDED AGREEMENTS. Borrower with respect to the representations and warranties set forth in Section 4 of the Credit Agreement and Parent with respect to the representations and warranties set forth in Section 5 of the Parent Guaranty each represents and warrants that each of such representations and warranties are true, correct and complete in all material respects as of the date of this Amendment and as of the Third Amendment Closing Date (except to the extent such representations and warranties specifically relate to another date or as specifically described therein and expressly approved by Requisite Lenders).





                                      14.

         7. LENDERS' REPRESENTATIONS AND WARRANTIES. Each Lender hereby represents to Borrower, Parent, each other Lender and Agent that it has the full right and power to amend each of the Amended Documents.

         8. CONDITIONS PRECEDENT. This Amendment shall be deemed effective as of September 30, 1995 (the "THIRD AMENDMENT EFFECTIVE DATE") upon satisfaction of all of the following conditions precedent (the "THIRD AMENDMENT CLOSING DATE") prior to January 15, 1996:

                 a. CORPORATE DOCUMENTS OF BORROWER. Agent and Lenders shall each have received a certificate of a responsible officer of Borrower as to the effectiveness of resolutions of the Board of Directors of Borrower authorizing Borrower to enter into this Amendment and such other corporate documents as Agent shall reasonably request, all in form and substance satisfactory to Agent.

                 b. CORPORATE DOCUMENTS OF PARENT. Agent and Lenders shall each have received a certificate of a responsible officer of Parent as to the effectiveness of resolutions of the Board of Directors of Parent authorizing Parent to enter into this Amendment and such other corporate documents as Lender shall reasonably request.

                 c. AMENDMENT FEE. Agent shall have received on behalf of Lender an amendment fee in the aggregate amount of $50,000.00 such amount to be for the account of each Lender according to its Pro Rata Share.

                 d. COST REIMBURSEMENT. All costs incurred by Agent in connection with the negotiation of this Agreement, Agent and Lender's review of Borrower, Parent and Borrower's Subsidiaries in connection with the resetting of the financial and other covenants set forth herein and Borrower's satisfaction of the conditions precedent to the effectiveness hereof shall have been paid in full, including, without limitation, the fees and costs of Cooley Godward Castro Huddleson & Tatum and Lenders' Consultants.

                 e. UPDATE OF REPRESENTATIONS AND WARRANTIES. Agent and Lenders shall each have received a certificate of responsible officers of Borrowers and Parent certifying that the representations and warranties in
Section 4 of the Credit Agreement and Section 5 of the Parent Guaranty continue to be true and complete in all material respects as of the date hereof after giving effect to this Amendment (except to the extent such representations and warranties specifically relate to another date or as specifically described therein and expressly approved by Requisite Lenders).

                 f. ENVIRONMENTAL ASSESSMENT. Borrower and Parent shall have provided to Agent and each Lender such certificates, studies, reports and plans regarding the environmental status, and plans in respect, of those premises located in Chicago, Illinois which are the subject of dated as of July 14, 1988 between American National Bank and Trust





                                      15.

Company of Chicago and Parent (previously known as BSN Corp.), all as Agent or any Lender may request and find satisfactory.

                 g. HELMET LIABILITY ASSESSMENT. Borrower and Parent shall have provided to Agent and each Lender such certificates, summaries and copies of complaints and other documents relating to the possible liabilities of Parent or any of its existing or prior Subsidiaries in respect of their sale or refurbishing of sports equipment or otherwise, all as Agent or any Lender may request and find satisfactory.

                 h. THIRD AMENDMENT SIDE LETTER. Agent and each Lender shall have received fully executed originals of the Third Amendment Side Letter and all agreements and documents contemplated thereby.

                 i. ADDITIONAL MANAGEMENT INCENTIVES. Incentives shall have been established whereby key management personnel of Borrower and Parent receive additional performance based equity compensation and an adjustment of exercise price and other appropriate terms in existing management stock options whereby the equity compensation package for all such key personnel provides appropriate and substantial incentives to cause Borrower and Parent to meet their operating and financial goals.

                 j. OTHER DOCUMENTS. Agent and Lenders shall have received such other documents, information and items from Borrower and Parent as they shall reasonably request and the same shall be satisfactory to Agent and Lenders in their sole and absolute discretion.

         9. LANDLORD WAIVER AND LANDLORD ESTOPPEL. Borrower shall use its best efforts to provide to Agent on behalf of Lenders a Landlord Waiver and Landlord Estoppel in respect of Borrower's facilities in Marina del Rey, California, within thirty (30) days after the Third Amendment Closing Date.


         10.     RELEASE AND WAIVER.

                 a. Each of Borrower and Parent hereby acknowledge and agree that: (i) it has no claim or cause of action against Agent or any Lender or any parent, subsidiary or affiliate of Agent or any Lender, or any of their officers, directors, employees, attorneys or other representatives or agents (all of which parties being, collectively, "Lenders' Agents") in connection with the Loan Documents, the loans thereunder or the transactions contemplated therein and herein; (ii) it has no offset or defense against any of its respective obligations, indebtedness or contracts in favor of Agent and Lenders; and (iii) it recognizes that each of Agent and Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to and contracts with Borrower and Parent.

                 b. Although Agent and Lenders regard their conduct as proper and do not believe Borrower or Parent to have any claim, cause of action, offset or defense against Agent





                                      16.

and Lender or any of Lenders' Agents in connection with the Loan Documents, the loans thereunder or the transactions contemplated therein, Agent and Lenders wish and Borrower and Parent agree to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters could impair or otherwise affect any rights, interests, contracts or remedies of Agent and Lenders. Therefore, Borrower and Parent unconditionally release and waive
(1) any and all liabilities, indebtedness and obligations, whether known or unknown, of any kind Agent or Lenders or of any of Lenders' Agents to Borrower, except the obligations remaining to be performed by Agent and Lenders as expressly stated in the Loan Documents executed by Agent or Lenders; (2) any legal, equitable or other obligations or duties, whether known or unknown, of Agent or Lenders or of any of Lenders' Agents to Borrower (and any rights of Borrower or Parent against Agent or Lenders) besides those expressly stated in the Credit Agreement and the other Loan Documents; (3) any and all claims under any oral or implied agreement, obligation or understanding with Agent or any Lender or any of Lenders' Agents, whether known or unknown, which is different from or in addition to the express terms of the Credit Agreement or any of the other Loan Documents; and (4) all other claims, causes of action or defenses of any kind whatsoever (if any), whether known or unknown, which Borrower might otherwise have against Agent or Lenders or any of Lenders' Agents, on account of any condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind whatsoever which existed, arose or occurred at any time prior to the execution and delivery of this Amendment or which could arise concurrently with the effectiveness of this Amendment.

                 c. Each of Borrower and Parent agree that it understands the meaning and effect of Section 1542 of the California Civil Code, which provides:

         Section 1542. Certain Claims Not Affected by General Release. A general release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

EACH OF BORROWER AND PARENT AGREE TO ASSUME THE RISK OF ANY AND ALL UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS WHICH ARE RELEASED BY THIS AMENDMENT IN FAVOR OF AGENT, LENDERS AND LENDERS' AGENTS, AND EACH OF BORROWER AND PARENT HEREBY WAIVE AND RELEASE ALL RIGHTS AND BENEFITS WHICH IT MIGHT OTHERWISE HAVE UNDER THE AFOREMENTIONED SECTION 1542 OF THE CALIFORNIA CIVIL CODE WITH REGARD TO THE RELEASE OF SUCH UNKNOWN, UNANTICIPATED OR MISUNDERSTOOD DEFENSES, CLAIMS, CAUSES OF ACTION, CONTRACTS, LIABILITIES, INDEBTEDNESS AND OBLIGATIONS. TO THE EXTENT (IF ANY) WHICH ANY SUCH LAWS MAY BE APPLICABLE, EACH OF BORROWER AND PARENT WAIVE AND RELEASE (TO THE MAXIMUM EXTENT PERMITTED BY LAW) ANY RIGHT OR DEFENSE WHICH IT MIGHT OTHERWISE HAVE UNDER ANY OTHER LAW OF ANY APPLICABLE JURISDICTION WHICH MIGHT LIMIT OR





                                      17.

RESTRICT THE EFFECTIVENESS OR SCOPE OF ANY OF ITS WAIVERS OR RELEASES UNDER THIS AMENDMENT.

         11. GUARANTOR CONSENT AND ACKNOWLEDGEMENT. Each party listed on the signature pages hereto as a "Guarantor" hereby consents to this Amendment and agrees that its guarantee of the Obligations of the Borrower under the Credit Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of this Amendment or any other document or instrument delivered in connection herewith.

         12. FULL FORCE AND EFFECT; ENTIRE AGREEMENT. Except to the extent expressly provided in this Amendment, the terms and conditions of the Credit Agreement and the Parent Guaranty shall remain in full force and effect. This Amendment, the documents referenced herein, the documents contemplated in the Third Amendment Side Letter and the other Loan Documents constitute and contain the entire agreement of the parties hereto and supersede any and all prior agreements, negotiations, correspondence, understandings and communications between the parties, whether written or oral, respecting the subject matter hereof. The parties hereto further agree that the aforementioned documents comprise the entire agreement of the parties thereto and supersede any and all prior agreements, negotiations, correspondence, understandings and other communications between the parties thereto, whether written or oral respecting the extension of credit by Lender to Borrower and/or its Affiliates.

         13.     MISCELLANEOUS.

                 a. REFERENCE TO AND EFFECT ON THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS. On and after the Third Amendment Effective Date, each reference in the Credit Agreement, the Parent Guaranty, the Initial Paribas Warrant, the Initial Indosuez Warrant, or the Second Paribas Warrant or the Second Indosuez Warrant to "this Agreement," "hereunder," "hereof," "herein" or words of like import referring to the Credit Agreement, the Parent Guaranty or any of such warrants and each reference in the Loan Documents to the "Credit Agreement," the "Parent Guaranty," the "Initial Paribas Warrant," the "Initial Indosuez Warrant," or the "Second Paribas Warrant" or the "Second Indosuez Warrant," "thereunder," "thereof" or words of like import referring to the Credit Agreement, the Parent Guaranty or any of such warrants shall mean and be a reference to the Amended Agreements.

                 b. FEES AND EXPENSES. Borrower acknowledges that all costs, fees and expenses as described in Section 10.1 of the Credit Agreement incurred by the Agent, its counsel and Lenders' Consultants with respect to this Amendment and the documents and transactions contemplated hereby shall be for the account of the Borrower.

                 c. HEADINGS. Section and subsection headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose or be given any substantive effect.





                                      18.

                 d. APPLICABLE LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

                 e. COUNTERPARTS. This Amendment may be executed in counterparts, each of which when so executed shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.


                             [INTENTIONALLY BLANK]





                                      19.

         WITNESS the due execution hereof by the respective duly authorized officer of the undersigned as of the date first written above.



BORROWER                            AURORA ELECTRONICS GROUP, INC.


                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


PARENT                              AURORA ELECTRONICS, INC.


                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------

AGENT                               BANQUE PARIBAS


                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------

GUARANTOR                           AURORA ELECTRONICS, INC.


                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------


                                    AURORA ELECTRONICS LIMITED

                                    By:
                                           -------------------------------------
                                    Name:
                                           -------------------------------------
                                    Title:
                                           -------------------------------------





                                      20.